Exhibit 4.1
Obagi Medical Products, Inc.

and

American Stock Transfer & Trust Company, LLC

Rights Agreement

Dated as of December 23, 2011

i

Exhibit A	- Form of Certificate of Designations	27
Exhibit B	- Form of Right Certificate	28
Exhibit C	- Summary of Rights to Purchase Preferred Shares	30

ii

RIGHTS AGREEMENT

RIGHTS AGREEMENT (the “Agreement”), dated as of December 23, 2011, between Obagi Medical Products, Inc., a Delaware corporation (the “Corporation”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as rights agent (the “Rights Agent”).

The Board of Directors of the Corporation has authorized and declared a dividend of one (1) preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Corporation outstanding at the Close of Business (as hereinafter defined) on January 10, 2012 (the “Record Date”), each Right representing the right to purchase one one-thousandth (1/1,000th) of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one (1) Right with respect to each Common Share that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined).

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Definitions.   For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of twenty percent (20%) or more of the Common Shares of the Corporation then outstanding, but shall not include the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any Subsidiary of the Corporation, or any entity (including any trustee) holding Common Shares for or pursuant to the terms of any such plan.  Notwithstanding the foregoing, no Person shall become an “Acquiring Person”: (i) solely as the result of an acquisition of Common Shares by the Corporation which, by reducing the number of Common Shares of the Corporation outstanding, increases the proportionate number of Common Shares of the Corporation beneficially owned by such Person (together with all Affiliates and Associates of such Person) to twenty percent (20%) or more of the Common Shares of the Corporation then outstanding; provided, however, that, if a Person (together with all Affiliates and Associates of such Person) shall become the Beneficial Owner of twenty percent (20%) or more of the Common Shares of the Corporation then outstanding solely by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional Common Shares of the Corporation (other than pursuant to a dividend or distribution paid or made by the Corporation on the Common Shares of the Corporation then outstanding or pursuant to a split or subdivision of the then outstanding Common Shares of the Corporation), then such Person shall be deemed to be an “Acquiring Person;” or (ii) if as of the date hereof such Person (together with all Affiliates and Associates of such Person) is, or prior to the earlier of notice or the first public announcement of the adoption of this Agreement such Person (together with all Affiliates and Associates of such Person) becomes, the Beneficial Owner of twenty percent (20%) or more of the Common Shares of the Corporation then outstanding; provided, however, that if such Person (together with all Affiliates and Associates of such Person) shall become the Beneficial Owner of an additional one percent (1%) or more of the Common Shares of the Corporation then outstanding after the earlier of notice or the first public announcement of the adoption of this Agreement (other than pursuant to a dividend or distribution paid or made by the Corporation on the Common Shares of the Corporation then outstanding or pursuant to a split or subdivision of the then outstanding Common Shares of the Corporation), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional Common Shares of the Corporation, such Person (together with all Affiliates and Associates of such Person) is not then the Beneficial Owner of twenty percent (20%) or more of the Common Shares of the Corporation then outstanding.  Notwithstanding the foregoing, if the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(c) “Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

(d) “Associate,” when used to indicate a relationship with any Person, shall mean:

(i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities;

(ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and

(iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Corporation or any of its subsidiaries.

(e) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities which (without duplication):

(i) such Person or any of such Person’s Affiliates or Associates directly or indirectly beneficially owns, within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, as such Rules are in effect on the date of this Agreement;

(ii) such Person or any of such Person’s Affiliates or Associates has, directly or indirectly: (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and the Corporation or other selling group members with respect to a bona fide public offering of securities) (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and the Corporation or other selling group members with respect to a bona fide public offering of securities) (whether or not in writing) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(e)(ii)(B) hereof) or disposing of any securities of the Corporation.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding, which such Person would be deemed to own beneficially hereunder.

(f) “Business Combination” shall have the meaning set forth in Section 13 hereof.

(g) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(h) “Close of Business” on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

(i) “Common Shares” when used with reference to the Corporation (prior to a Business Combination) shall mean the shares of common stock, par value $0.001 per share, of the Corporation.  “Common Shares” when used with reference to any Person (other than the

Corporation prior to a Business Combination) shall mean the class or series of capital stock (or other equity interest) with the greatest voting power in respect to the election of directors (or other persons similarly responsible for the direction of the business and affairs) of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first mentioned Person.

(j) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(k) “Corporation” shall have the meaning set forth in the first introductory paragraph of this Agreement.

(l) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(m) “Definitive Acquisition Agreement” shall mean any agreement entered into by the Corporation that is conditioned on the approval by the holders of not less than a majority of the outstanding Common Shares at a special meeting called for such purpose with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Corporation or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Corporation.

(n) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(o) “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b).

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(r) “Exemption Date” shall have the meaning set forth in Section 23(b).

(s) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(t) “NASDAQ” shall mean the Nasdaq National Market.

(u) “Outside Meeting Date” shall have the meaning set forth in Section 23(b).

(v) “Person” shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

(w) “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Corporation having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

(x) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(y) “Qualifying Offer” shall mean an offer determined by a majority of independent directors of the Corporation to have, to the extent required for the type of offer specified, each of the following characteristics:

(i) a fully financed all-cash tender offer for any and all of the then outstanding Common Shares at the same per-share consideration;

(ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act and is made by an offeror (including Affiliates and/or Associates of such offeror) that beneficially owns no more than five percent (5%) of the then outstanding Common Shares as of the date of such commencement;

(iii) an offer that is subject only to the minimum tender condition described below in item (vi) of this definition and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or any other outside advisers of the Corporation;

(iv) an offer pursuant to which the Corporation and its stockholders have received an irrevocable written commitment of the offeror that the offer will remain open for not less than one hundred and twenty (120) Business Days and, if a Special Meeting Demand is duly delivered to the Board of Directors in accordance with Section 23(b), for at least ten (10) Business Days after the date of the Special Meeting or, if no Special Meeting is held within the Special Meeting Period (as defined in Section 23(b)), for at least ten (10) Business Days following the last day of such Special Meeting Period (the “Qualifying Offer Period”);

(v) an offer pursuant to which the Corporation has received an irrevocable written commitment by the offeror that, in addition to the minimum time periods specified in item (iv) of this definition, the offer, if it is otherwise to expire prior thereto, will be extended for at least fifteen (15) Business Days after (i) any increase in the price offered, or (ii) any bona fide alternative offer is commenced by another Person within the meaning of Rule 14d-2(a) of the Exchange Act; provided, however, that such offer need not remain open, as a result of clauses (iv) and (v) of this definition, beyond (1) the time which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under such clauses (iv) and (v), or (2) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 of the Exchange Act, of any other tender offer for the Common Shares with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of Common Shares thereunder (unless such other offer is terminated prior to its expiration without any Common Shares having been purchased thereunder) or (3) one (1) Business Day after the stockholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;

(vi) an offer that is conditioned on a minimum of at least a majority of the outstanding Common Shares on a fully-diluted basis being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(vii) an offer pursuant to which the Corporation and its stockholders have received an irrevocable written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second step transaction whereby all of the Common Shares not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any; and

(viii) an offer pursuant to which the Corporation and its stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration, or otherwise change the terms of the offer in a way that is materially adverse to a tendering stockholder (other than extensions of the offer consistent with the terms thereof).

For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Corporation to maintain such availability until the offer is consummated or withdrawn, or (iii) a combination of the foregoing; which evidence has been provided to the Corporation prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(b) shall no longer be applicable to such offer.

(z) “Qualifying Offer Period” shall have the meaning set forth in subsection (iv) of the definition of Qualifying Offer.

(aa) “Qualifying Offer Resolution” shall have the meaning set forth in Section 23(b).

(bb) “Record Date” shall have the meaning set forth in the second introductory paragraph of this Agreement.

(cc) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(dd) “Right” shall have the meaning set forth in the second introductory paragraph of this Agreement.

(ee) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(ff) “Rights Agent” shall have the meaning set forth in the first introductory paragraph of this Agreement.

(gg) “Shares Acquisition Date” shall mean the first date of public announcement by the Corporation or by or on behalf of an Acquiring Person that an Acquiring Person has become such.

(hh) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ii) “Special Meeting” shall have the meaning set forth in Section 23(b).

(jj) “Special Meeting Demand” shall have the meaning set forth in Section 23(b).

(kk) “Special Meeting Period” shall have the meaning set forth in Section 23(b).

(ll) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(mm) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(nn) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(oo) “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

    Section 2. Appointment of Rights Agent.  The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights (who, in accordance with Section 3 hereof, shall, prior to the Distribution Date, also be the holders of the Common Shares of the Corporation) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, the respective duties of which shall be determined by the Corporation, upon ten (10) days’ prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

    Section 3. Issue of Right Certificates.

(a) Until the earlier of (i) the tenth (10th) day after the Shares Acquisition Date or (ii) the tenth (10th) Business Day (or such later date as may be determined by action of the Board of Directors of the Corporation prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any entity (including any trustee) holding Common Shares of the Corporation for or pursuant to the terms of any such plan) of a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares of the Corporation aggregating twenty percent (20%) or more of the then outstanding Common Shares of the Corporation (including any such date that is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares of the Corporation registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Corporation.  As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Corporation as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one (1) Right for each Common Share so held.  As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b) On the Record Date, or as soon as practicable thereafter, the Corporation will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation.  With respect to certificates for Common Shares of the Corporation outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto.  Until the earlier of the Distribution Date and the Expiration Date, the surrender for transfer of any certificate for Common Shares of the Corporation outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares of the Corporation represented thereby.

(c) One Right shall be issued in respect of each Common Share that shall become outstanding (whether as a result of original issuance, delivery from the Corporation’s treasury or otherwise) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date.  Certificates for Common Shares that are outstanding at the Close of Business on the Record Date and certificates for Common Shares that become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earlier of the Distribution Date and the  Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Obagi Medical Products, Inc. and American Stock Transfer & Trust Company, LLC, dated as of December 23, 2011, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Obagi Medical Products, Inc.  Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate.  Obagi Medical Products, Inc. will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor.  As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void and may not thereafter be exercised or transferred.

With respect to such certificates containing the foregoing legend, until the  Distribution Date, the Rights associated with the Common Shares of the Corporation represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares of the Corporation represented thereby.  In the event that the Corporation purchases or acquires any Common Shares of the Corporation after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares of the Corporation shall be deemed cancelled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Shares of the Corporation that are no longer outstanding.

    Section 4. Form of Right Certificates.  The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage.  Subject to the provisions of Section 11and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths (1/1,000ths) of a Preferred Share as shall be set forth therein at the Purchase Price, but the number of such one one-thousandths (1/1,000ths) of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

    Section 5. Execution, Countersignature and Registration.  The Right Certificates shall be executed on behalf of the Corporation by its Chairman of the Board of Directors or by the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Corporation, either manually or by facsimile or electronic signature, shall have affixed thereto the Corporation’s seal or a facsimile thereof, and shall be attested by the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Corporation, either manually or by facsimile or electronic signature.  The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

    Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates (other than a Right Certificate representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-thousandths (1/1,000ths) of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent.  Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.  Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer, split up, combination or exchange of any such surrendered Right Certificate until the registered holder shall have duly completed and executed the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or such former or proposed Beneficial Owner) thereof or such Beneficial Owner’s Affiliates or Associates as the Rights Agent or the Corporation shall reasonably request.

Upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Corporation’s request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

    Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) The registered holder of any Right Certificate (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part (except that no fraction of a Right may be exercised), at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-thousandth (1/1,000th) of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on December 23, 2014, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, (iv) the Close of Business on December 23, 2012, unless the adoption of this Agreement is ratified on or prior to that date by a majority of the votes cast with respect to that ratification matter by the holders of Common Shares present in person or by proxy at a stockholders meeting at which a quorum is present, or (v) the Close of Business on the date of receipt by the Corporation’s Secretary of a certification of the failure of the stockholders to so ratify the adoption of this Agreement as provided in clause (iv) at such stockholders meeting (the earliest of (i), (ii), (iii), (iv) and (v) being referred to herein as the “Expiration Date”).

(b) The purchase price (the “Purchase Price”) for each one one-thousandth (1/1,000th) of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $20.00, and shall be subject to adjustment from time to time as provided in Section 11 or Section 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier’s check or money order payable to the order of the Corporation, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Corporation hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-thousandths (1/1,000ths) of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Corporation hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

    Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Corporation.

    Section 9. Availability of Preferred Shares.  The Corporation covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof.  The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

The Corporation further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights.  The Corporation shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation’s reasonable satisfaction that no such tax is due.

    Section 10. Preferred Shares Record Date.  Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Corporation are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

    Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i)           In the event the Corporation shall at any time after the date of this Agreement (A) declare or pay a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one (1) Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one (1) Right.

(ii) Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person, each holder of a Right (except as provided below) shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths (1/1,000ths) of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Corporation (such number of shares, the “Adjustment Shares”) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths (1/1,000ths) of a Preferred Share for which a Right is then exercisable and dividing that product by (B) fifty percent (50%) of the then current per share market price of the Common Shares of the Corporation (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event.  In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Corporation shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights acquired or beneficially owned by any Person other than an Acquiring Person (or any Associate or Affiliate of such Acquiring Person).

From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or

Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

Neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to the registered holder of a Right Certificate upon the occurrence of any purported exercise unless such registered holder shall have (A) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (B) provided such additional evidence of the identity of the Beneficial Owner (or former or proposed Beneficial Owner) thereof or the Affiliates or Associates of such Beneficial Owner (or former or proposed Beneficial Owner) as the Corporation shall reasonably request.

(iii) In the event that, after any Person becomes an Acquiring Person, there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of Rights in accordance with subparagraph (ii) above, the Corporation shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights; provided, however, that if the Corporation determines that it is unable to cause the authorization of a sufficient number of additional Common Shares, then the Corporation, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date of this Agreement to which it is a party, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the price payable for such Adjustment Shares in accordance with subparagraph (ii) above (such excess, the “Spread”) and (B) with respect to each Right (other than Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable price payable for such Adjustment Shares in accordance with subparagraph (ii) above, (1) cash, (2) a reduction in the price payable for such Adjustment Shares in accordance with subparagraph (ii) above, (3) Common Shares or other equity securities of the Corporation (including, without limitation, shares or fractions of shares of preferred stock, such as the Preferred Shares, which the Board of Directors of the Corporation has deemed in good faith to have substantially the same value or economic rights as Common Shares (such shares or fractions of shares of preferred stock being referred to as “Common Stock Equivalents”)), (4) debt securities of the Corporation, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Corporation based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Corporation; provided, however, that if the Corporation shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the time that any Person becomes an Acquiring Person, then the Corporation shall be obligated to deliver, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date of this Agreement to which it is a party, upon the surrender for exercise of a Right and without requiring payment of the price payable for such Adjustment Shares in accordance with subparagraph (ii) above, Common Shares (to the extent available) and then, if necessary, cash, which Common Shares and/or cash have an aggregate value equal to the Spread.  If the Board of Directors of the Corporation shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended and re-extended to the extent necessary, but not more than ninety (90) days after the time that any Person becomes an Acquiring Person, in order that the Corporation may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended or re-extended, the “Substitution Period”).  To the extent that the Corporation determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Corporation (1) shall provide that such action shall apply uniformly to all outstanding Rights (other than Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof), and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof.  In the event of any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended as well as a public announcement at such time as the suspension is no longer in effect and the Corporation shall promptly provide the Rights Agent copies of such announcements.  For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the current per share market price of a Common Share on the date that any Person becomes an Acquiring Person and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Shares on such date.  The Board of Directors of the Corporation may, but shall not be required to, establish procedures to allocate the right to receive Common Shares upon the exercise of the Rights among the holders of Rights pursuant to this Section 11(a)(iii).

(b) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“Equivalent Preferred Shares”)) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one (1) Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one (1) Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights.  Preferred

Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Corporation shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one (1) Preferred Share and the denominator of which shall be such then-current per share market price of the Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one (1) Right be less than the aggregate par value of the shares of capital stock of the Corporation to be issued upon exercise of one (1) Right.  Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed

(d) (i)           For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Corporation.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i) hereof; provided, however, that if the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand (1,000); and provided, further, that if neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” of the Preferred Shares shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-millionth (1/10,000,000th) of a Preferred Share or one hundred-thousandth (1/100,000th) of any other share or security as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) one (1) year from the date of the transaction that requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in this Section 11, and the provisions of Section 7, Section 9, Section 10 and Section 13 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths (1/1,000ths) of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Corporation shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment (other than Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths (1/1,000ths) of a Preferred Share (calculated to the nearest one ten-millionth (1/10,000,000th) of a Preferred Share) obtained by (A) multiplying (x) the number of one one-thousandths (1/1,000ths) of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Corporation may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths (1/1,000ths) of a Preferred Share purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights (other than Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) shall be exercisable for the number of one one-thousandths (1/1,000ths) of a Preferred Share for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth (1/100,000th)) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or in the number of one one-thousandths (1/1,000ths) of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths (1/1,000ths) of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth (1/1,000th) of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable Preferred Shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Corporation, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Corporation to holders of the Preferred Shares shall not be taxable to such stockholders.

(n) In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of one one-thousandths (1/1,000ths) of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths (1/1,000ths) of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it.

(o) With respect to any dividend, subdivision, combination, consolidation or other event, the adjustments provided for in this Section 11 shall be made successively (and, in the event of the declaration and payment of a dividend, without duplication) whenever such event is effected.

    Section 12. Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares and the Securities and Exchange Commission a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof.

    Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.  In the event, directly or indirectly, at any time after a Person becomes an Acquiring Person, (a) the Corporation shall consolidate with, or merge with and into, any other Person in a transaction in which the Corporation is not the continuing or surviving corporation of such merger or consolidation, (b) any Person shall consolidate with the Corporation, or merge with and into the Corporation and the Corporation shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Corporation) or cash or any other property, or (c) the Corporation shall sell or otherwise transfer (or one (1) or more of its Subsidiaries shall sell or otherwise transfer), in one (1) or more transactions, assets or earning power aggregating fifty percent (50%) or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person other than the Corporation or one (1) or more of its wholly-owned Subsidiaries (each, a “Business Combination”), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein, and other than Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths (1/1,000ths) of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Corporation as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths (1/1,000ths) of a Preferred Share for which a Right is then exercisable and dividing that product by (B) fifty percent (50%) of the then current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) of such other Person (including the Corporation as successor thereto or as the surviving corporation) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term “Corporation” shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.  The Corporation shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto, the Corporation and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing.  The Corporation shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

    Section 14. Fractional Rights and Fractional Shares.

(a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Corporation.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used.

(b) The Corporation shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth (1/1,000th) of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth (1/1,000th) of a Preferred Share).  Fractions of Preferred Shares in integral multiples of one one-thousandth (1/1,000th) of a Preferred Share may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts.  In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth (1/1,000th) of a Preferred Share, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share.  For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

    Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement, and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

    Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

(c) the Corporation and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Corporation must use its best efforts to have any such injunction, order, decree or ruling lifted or otherwise overturned as promptly as practicable.

    Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Corporation that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

    Section 18. Concerning the Rights Agent.  The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

    Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged, converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the  provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right

Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

    Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors or by the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Corporation, and attested by the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Corporation and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 11, Section 13, Section 23 or Section 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and non-assessable.

(f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors or by the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Corporation, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

(j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the form of assignment or form of election to purchase, as the case may be, has either not been completed and executed or modifies the certification in any manner, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Corporation.

    Section 21. Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Corporation and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  In the event the transfer agency relationship in effect between the Corporation and the Rights Agent shall terminate, the Rights Agent will be deemed to have resigned automatically on the effective date of such termination, and the Corporation shall provide any notice to holders of Rights Certificates required by this Section 21.  The Corporation may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent.  If the Corporation shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Corporation), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Delaware (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Delaware), in good standing, having an office in the State of Delaware, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

    Section 22. Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Corporation to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

    Section 23. Redemption.

(a) The Board of Directors of the Corporation may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).  The Corporation may, at its option, pay the Redemption Price in cash, Corporation Common Shares (including fractional shares, based on the current per share market price of Corporation Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Corporation.  The redemption of the Rights by the Board of Directors of the Corporation may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Corporation, in its sole discretion, may establish.

(b) In the event the Corporation receives a Qualifying Offer and the Board of Directors of the Corporation has not redeemed the outstanding Rights or exempted such offer from the terms of the Agreement or called a special meeting of stockholders by the end of the ninety (90) Business Days following the commencement (or, if later, the first existence) of a Qualifying Offer, for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Agreement, holders of record (or their duly authorized proxy) of at least 10% of the Common Shares then outstanding may submit to the Board of Directors, not earlier than ninety (90) Business Days nor later than one hundred and twenty (120) Business Days following the commencement (or, if later, the first existence) of such Qualifying Offer, a written demand complying with the terms of this Section 23(b) (the “Special Meeting Demand”) directing the Board of Directors of the Corporation to submit to a vote of stockholders at a special meeting of the stockholders of the Corporation (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Agreement (the “Qualifying Offer Resolution”). For purposes of a Special Meeting Demand, the record date for determining holders of record eligible to make a Special Meeting Demand shall be the ninetieth (90th) Business Day following commencement (or, if later, the first existence) of a Qualifying Offer.  The Board of Directors of the Corporation shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be so submitted to a vote of stockholders at a Special Meeting to be convened within ninety (90) Business Days following the Special Meeting Demand; provided, however, that if the Corporation at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any special meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement (the “Special Meeting Period”). A Special Meeting Demand must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation and must set forth as to the stockholders of record making the request (i) the names and addresses of such stockholders, as they appear on the Corporation’s books and records, (ii) the class and number of Common Shares which are owned of record by each of such stockholders, and (iii) in the case of Common Shares that are owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Demand only after obtaining instructions to do so from such beneficial owner and attaching evidence thereof. Subject to the requirements of applicable law, the Board of Directors of the Corporation may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its duties. In the event that no Person has become an Acquiring Person prior to the redemption date referred to in this Section 23(b), and the Qualifying Offer continues to be a Qualifying Offer and either (y) the Special Meeting is not convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”) or (z) if, at the Special Meeting at which a quorum is present, a majority of the Common Shares present or represented by proxy at the Special Meeting and entitled to vote thereon as of the record date for the Special Meeting selected by the Board of Directors of the Corporation shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of this Agreement to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the Close of Business on the tenth (10th) Business Day after (i) the Outside Meeting Date or (ii) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be (the “Exemption Date”). Notwithstanding anything herein to the contrary, no vote by stockholders not in compliance with the provisions of this Section 23(b) shall serve to exempt any offer from the terms of this Agreement.

(c) Immediately upon the action of the Board of Directors of the Corporation ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board of Directors of the Corporation may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Corporation shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within ten (10) days after such action of the Board of Directors of the Corporation ordering the redemption of the Rights or the effectiveness of the redemption of the Rights pursuant to Section 23(a), as the case may be, the Corporation shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the issuance of Right Certificates, on the registry books of the transfer agent for the Common Shares.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

(d) Immediately upon the Close of Business on the Exemption Date, without any further action and without any notice, the right to exercise the Rights with respect to the Qualifying Offer will terminate.

    Section 24. Exchange.

(a) The Board of Directors of the Corporation may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void  pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one (1) Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board of Directors of the Corporation shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any such Subsidiary, or any entity (including any trustee) holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%)  or more of the Common Shares then outstanding.

(b) Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Corporation shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Corporation shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Corporation shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Corporation shall substitute, (i) if otherwise permitted to do so by the Corporation’s governing instruments, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one (1) Preferred Share multiplied by such number or fraction is equal to the current per share market price of one (1) Common Share as of the date of issuance of such Preferred Shares or fraction thereof or (ii) if not otherwise permitted to do so by the Corporation’s governing instruments, for each Common Share that would otherwise be issuable upon exchange of a Right, cash, property, other securities, or any combination thereof having an aggregate value equal to the current per share market price of one (1) Common Share as of the date of delivery that would otherwise be issuable upon exchange of a Right.

(d) The Corporation shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares.  In lieu of such fractional Common Shares, the Corporation shall pay to the registered holders of the Right

Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share.  For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

    Section 25. Securities Registration; Blue Sky Compliance.  The Corporation shall use its best efforts to (a) as soon as practicable following such time as any Person becomes an Acquiring Person (or such earlier time following the Distribution Date as may be required by law), prepare and file a registration statement on an appropriate form under the Securities Act with respect to the securities purchasable upon exercise of the Rights, (b) cause such registration statement to become effective as soon as practicable after such filing, and (c) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (i) the date as of which Rights are no longer exercisable for such securities and (ii) the Expiration Date.  The Corporation shall also use its best efforts to take such action as may be necessary or appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercise of the Rights.  The Corporation may temporarily suspend the exercisability of the Rights for a reasonable period of time after any Person becomes an Acquiring Person, such period of time to be sufficient to prepare and file such registration statement and permit it to become effective.  Upon any such suspension, the Corporation shall promptly make a public announcement stating that the exercisability of the Rights has been temporarily suspended and shall make a similar prompt public announcement at such time as the suspension is no longer in effect.

    Section 26. Notice of Certain Events.

(a) In case the Corporation shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one (1) or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of fifty percent (50%) or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Corporation, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Corporation shall give to each holder of a Right Certificate, in accordance with Section 27 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

(b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Corporation shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 27 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

    Section 27. Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Obagi Medical Products, Inc.
3760 Kilroy Airport Way, Suite 500
Long Beach, California 90806
Attention:  Corporate Secretary

Subject to the provisions of Section 10 Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attention:  Corporate Trust Department

with a copy (which shall not constitute notice) to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attention:  General Counsel

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

    Section 28. Supplements and Amendments; Administration and Interpretation.

(a) At any time prior to such time as any Person becomes an Acquiring Person, a majority of the Board of Directors of the Corporation may, and the Rights Agent shall, if so directed, supplement or amend any provision of this Agreement, including, without limitation, the definition of Acquiring Person set forth in Section 1(a) hereof, without the approval of any holders of Rights.

(b) Except as otherwise provided in Section 28(c) hereof:

(i) The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights, to exchange or not exchange the Rights for Common Shares, or to amend or supplement this Agreement).

(ii) All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Corporation in good faith shall (x) be final, conclusive and binding on the Corporation, the Rights Agent and the holders of the Rights and all other Persons and (y) not subject the Board of Directors of the Corporation to any liability to the holders of the Rights.

(c) From and after such time as any Person becomes an Acquiring Person:

(i) No amendment or other change shall be made in this Agreement or the terms of the Rights that is inconsistent with the provisions set forth in Section 11(a)(ii) hereof or that would otherwise adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or any Associate or Affiliate of an Acquiring Person).  Notwithstanding the foregoing, a majority of the Board of Directors may, and the Rights Agent shall, if so directed, amend this Agreement prior to the date on which any Person becomes an Acquiring Person effective upon the date on which any Person becomes an Acquiring Person.

(ii) The Board of Directors of the Corporation shall not be entitled to exercise the powers specified in Section 28(b) hereof after the date on which any Person becomes an Acquiring Person unless the Board of Directors can establish by clear and convincing evidence that its action satisfies the requirement in Section 28(c)(i) hereof.

(d) Upon the delivery of a certificate from an appropriate officer of the Corporation which states that a supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall (subject to the next sentence) execute such supplement or amendment.  The Rights Agent shall not be obligated to execute any such supplement or amendment if, in the opinion of the Rights Agent, such supplement or amendment may adversely affect the rights, duties or liabilities of the Rights Agent.  In the event the Rights Agent does not execute any such supplement or amendment, then the Corporation may remove the Rights Agent without the thirty (30) days’ notice in writing otherwise required by Section 21 hereof.  Any failure of the Rights Agent to so execute such supplement or amendment shall not affect the validity of the actions taken by the Board of Directors of the Corporation pursuant to this Section 28.

    Section 29. Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

    Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

    Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    Section 32. Governing Law.  This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

    Section 33. Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

    Section 34. Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    Section 35. Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:	OBAGI MEDICAL PRODUCTS, INC.

By: /s/ Preston Romm	By: /s/ Albert Hummel
Name: Preston Romm	Name: Albert Hummel
Title: EVP/CFO	Title: CEO

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By: /s/ Ardis "Dee" Henderson
Name: Ardis "Dee" Henderson
Title: Vice President

Exhibit A

FORM OF

CERTIFICATE OF DESIGNATIONS

of

Series A Junior Participating Preferred Stock

of

OBAGI MEDICAL PRODUCTS, INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

___________________

Obagi Medical Products, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that the following resolution was adopted by a duly authorized committee of the Board of Directors of the Corporation as required by Section 151 of the DGCL on December 23, 2011:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) and out of the Preferred Stock authorized therein, the Board of Directors hereby authorizes that a series of Preferred Stock, par value $0.001 per share, of the Corporation be, and hereby is, created and approved for issuance in accordance with the Rights Agreement, dated as of December 23, 2011, between the Corporation and American Stock Transfer & Trust Company, LLC, as rights agent, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof be, and hereby are, as follows:

Section 1.                      Designation and Amount.  The shares of such series shall be designated as “Series A Junior Participating Preferred Stock,” par value $0.001 per share (the “Series A Preferred Stock”), and the number of shares constituting the Series A Preferred Stock shall be 50,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2.                      Dividends and Distributions.

(a)           Subject to the rights of the holders of any shares of any series of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Corporation (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.001 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth (10th) day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)           The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section prior to or concurrent with any declaration of a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, full payment or accrual of the corresponding dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) shall be paid or accrued prior to the payment of such dividend or distribution on the Common Stock.

(c)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3.                      Voting Rights.  The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a)           Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)           Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one (1) class on all matters submitted to a vote of stockholders of the Corporation.

(c)           Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.                      Certain Restrictions.

(a)           Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A

Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to that the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.                      Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of preferred stock or any similar stock or as otherwise required by law.

Section 6.                      Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand (1,000) times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (a)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.                      Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.                      No Redemption.  The shares of Series A Preferred Stock shall not be redeemable.

Section 9.                      Rank.  The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

Section 10.                      Amendment.  The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds (2/3rds) of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Section 11.                      Board Approval.  This Certificate of Designations of the Restated Certificate of Incorporation of the Corporation was approved by a duly authorized committee of the Board of Directors on December 23, 2011.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman and Chief Executive Officer and attested by its Secretary this 23rd day of December, 2011.

Name:
Title:

Name:
Title:

Exhibit B

[Form of Right Certificate]

                                                                                                                                                                                                                                        _____ Certificate No. R-
____Rights

NOT EXERCISABLE AFTER DECEMBER 23, 2014 OR EARLIER IF REDEEMED, EXCHANGED OR EARLIER TERMINATED IN ACCORDANCE WITH THE AGREEMENT.  THE RIGHTS WILL EARLIER TERMINATE ON DECEMBER 23, 2012 UNLESS THE ADOPTION OF THE AGREEMENT IS RATIFIED ON OR PRIOR TO SUCH DATE BY A MAJORITY OF THE VOTES CAST WITH RESPECT TO THAT RATIFICATION MATTER BY THE HOLDERS OF COMMON SHARES (AS DEFINED BELOW) PRESENT IN PERSON OR BY PROXY AT A STOCKHOLDERS MEETING AT WHICH A QUORUM IS PRESENT; AND THE RIGHTS WILL ALSO EARLIER TERMINATE ON THE DATE OF RECEIPT BY THE CORPORATION’S SECRETARY OF A CERTIFICATION OF THE FAILURE OF THE CORPORATION’S STOCKHOLDERS TO SO RATIFY THE ADOPTION OF THE AGREEMENT AT SUCH STOCKHOLDERS MEETING.

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON, OR ANY ASSOCIATE OR AFFILIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE AGREEMENT), SHALL BECOME NULL AND VOID AND SHALL NO LONGER BE TRANSFERABLE.

Right Certificate

OBAGI MEDICAL PRODUCTS, INC.

This certifies that _____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 23, 2011 (the “Agreement”), between Obagi Medical Products, Inc., a Delaware corporation (the “Corporation”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Agreement) and prior to the earliest of (i) 5:00 p.m., New York time, on December 23, 2014, (ii) 5:00 p.m., New York time, on December 23, 2012, unless the adoption of the Agreement is ratified on or prior to such date by a majority of the votes cast with respect to that ratification matter by the holders of common stock, par value $0.001 per share, of the Corporation

(“Common Shares”) present in person or by proxy at a stockholders meeting at which a quorum is present or (iii) 5:00 p.m., New York time, on the date of receipt by the Corporation’s Secretary of a certification of the failure of the Corporation’s stockholders to so ratify the adoption of the Agreement at such stockholders meeting, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth (1/1,000th) of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Corporation (the “Preferred Shares”), at a purchase price of $20.00 per one one-thousandth (1/1,000th) of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths (1/1,000ths) of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ________________, based on the Preferred Shares as constituted at such date, and are subject to adjustment as provided in the Agreement.  As provided in the Agreement, the Purchase Price and the number of one one-thousandths (1/1,000ths) of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

If the Rights evidenced by this Right Certificate are (a) beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) or (b) transferred to an Acquiring Person (or any Associate or Affiliate of such Acquiring Person or to any nominee of such Acquiring Person, Associate or Affiliate), such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, as the same may be amended from time to time, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates.  Copies of the Agreement are on file at the principal executive offices of the Corporation and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

As provided by, and subject to, the provisions of the Agreement, the Rights evidenced by this Right Certificate (a) may be redeemed by the Board of Directors of the Corporation at its option at a redemption price of $0.01 per Right or (b) may be exchanged in whole or in part for Preferred Shares or Common Shares.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth

(1/1,000th) of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

******

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Dated as of   ______________
ATTEST:	OBAGI MEDICAL PRODUCTS, INC.

By:	By:
Name:	Name:
Title:	Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _______________________ hereby sells, assigns and transfers unto __________________________________________________________________ ______________________________________________________________________________
(Please print name and address of transferee)
______________________________________________________________________________ this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: ___________________________           Signature:  ___________________________

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

The undersigned hereby certifies that (a) neither this Right Certificate nor any Rights evidenced hereby are being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and (b) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire any of the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ___________________________           Signature:  ___________________________

                                                                                                        Signature:_________________________

[Form of Reverse Side of Right Certificate — continued]

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder

desires to exercise the Rights represented by the Right Certificate.)

To:  Obagi Medical Products, Inc.

The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the Preferred Shares or such other securities or assets as may then be issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security

or other identifying number

________________________________________________________________________________________________________________________________________________________________________________________________

(Please print name and address)

                       _________________________________________________________________________________________________________________________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

___________________________________________________________________________________________________________________________________________________________________________________________________

(Please print name and address)

                      _____________________________________________________________________________________________________________________________________________________________________________________________________

Dated: ___________________________           Signature:  ___________________________

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

The undersigned hereby certifies that (a) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring

Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and (b) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ___________________________           Signature:  ___________________________

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed and signed, the Corporation and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit C

UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE AGREEMENT (AS DEFINED BELOW), RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE AGREEMENT), OR ANY ASSOCIATE OR AFFILIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE AGREEMENT), SHALL BECOME NULL AND VOID AND SHALL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED SHARES

Introduction

On December 23, 2011, the Board of Directors of Obagi Medical Products, Inc. (the “Corporation”) declared a dividend of one (1) preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, of the Corporation (the “Common Shares”).  The dividend is payable on January 10, 2012 (the “Record Date”) to the stockholders of record on that date.  The description and terms of the Rights are set forth in a rights agreement (the “Agreement”) between the Corporation and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”).

Purchase Price

Each Right entitles the registered holder to purchase from the Corporation one one-thousandth (1/1,000th) of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Corporation (the “Preferred Shares”), at a price of $20.00 per one one-thousandth (1/1,000th) of a Preferred Share (the “Purchase Price”), subject to adjustment.

Flip-In

In the event that any person or group of affiliated or associated persons acquires beneficial ownership of twenty percent (20%) or more of the outstanding Common Shares (an “Acquiring Person”), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise of each Right that number of Common Shares (or, under certain circumstances, other equivalently valued securities or other assets) having a market value of two (2) times the exercise price of the Right.

Flip-Over

If the Corporation is acquired in a merger or other business combination transaction or fifty percent (50%) or more of its consolidated assets or earning power are sold after a person or group becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will be void) will thereafter have the right to receive for each Right that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two (2) times the exercise price of the Right.

Distribution Date

The “Distribution Date” of the Rights is the earlier of:

(i)           Ten (10) days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of twenty percent (20%) or more of the outstanding Common Shares; or

(ii)           Ten (10) business days (or such later date as may be determined by action of the Board of Directors of the Corporation prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of twenty percent (20%) or more of the outstanding Common Shares.

Transfer and Detachment

Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.  Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be transferred with and only with the Common Shares, and transfer of those certificates will also constitute transfer of these Rights.  Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being surrendered therewith, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

Exercisability

The Rights are not exercisable until the Distribution Date.  The Rights will expire on the earlier of (i) December 23, 2014, unless that date is extended or unless the Rights are earlier redeemed or exchanged by the Corporation, in each case, as described below, (ii) December 23, 2012, unless the adoption of the Agreement is ratified on or prior to such date by a majority of the votes cast with respect to that ratification matter by the holders of Common Shares present in person or by proxy at a stockholders meeting at which a quorum is present and (iii) the date of receipt by the Corporation’s Secretary of a certification of the failure of the Corporation’s stockholders to so ratify the adoption of the Agreement at such stockholders meeting.

Adjustments

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of stock dividends, stock splits, reclassifications or certain distributions with respect to the Preferred Shares.  The number of outstanding Rights and the number of one one-thousandths (1/1,000ths) of a Preferred Share issuable upon exercise of each Right are also subject to adjustment if, prior to the Distribution Date, there is a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares.  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price.  No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth (1/1,000th) of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Preferred Shares

Preferred Shares purchasable upon exercise of the Rights will not be redeemable.  Each Preferred Share will be entitled to receive a minimum preferential quarterly dividend payment in an amount per share equal to the greater of (i) $10 and (ii) one thousand (1,000) times the dividend declared per Common Share.  In the event of liquidation, the holders of the Preferred Shares will be entitled to receive a preferential liquidation payment in an amount per share equal to the greater of (i) $10 (plus all accrued and unpaid dividends and distributions to the date of payment) and (ii) one thousand (1,000) times the payment made per Common Share.  Each Preferred Share will have one thousand (1,000) votes, voting together with the Common Shares.  Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or other property, the holder of a Preferred Share will be entitled to receive one thousand (1,000) times the amount received by the holder of a Common Share.  These rights are protected against dilution in the event additional Common Shares are issued.

The value of the one one-thousandth (1/1,000th) interest in a Preferred Share purchasable upon exercise of each Right should, because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, approximate the value of one (1) Common Share.

Exchange

At any time after any person or group becomes an Acquiring Person, and prior to the acquisition by such person or group of beneficial ownership of fifty percent (50%) or more of the outstanding Common Shares, the Board of Directors of the Corporation may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one (1) Common Share per Right (subject to adjustment) or, under certain circumstances, for other securities or assets having a value equal to the one (1) Common Share (subject to adjustment) that would otherwise be issuable upon exchange of a Right.

Redemption

At any time prior to any person or group becoming an Acquiring Person, the Board of Directors of the Corporation may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”), subject to adjustment.  The Redemption Price will be payable in cash, Common Shares (including fractional shares) or any other form of consideration deemed appropriate by the Board of Directors.  The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Qualifying Offer

In the event the Corporation receives a Qualifying Offer (that has not been terminated prior thereto and which continues to be a Qualifying Offer), stockholders representing at least 10% of the Common Shares then outstanding may request that the Board of Directors of the Corporation call a special meeting of stockholders to vote to exempt the Qualifying Offer from the operation of the Agreement not earlier than ninety (90), nor later than one hundred and twenty (120), business days following the commencement of such offer. The Board of Directors of the Corporation must then call and hold such a meeting to vote on exempting such offer from the terms of the Agreement within the ninetieth (90th) business day following receipt of the stockholder demand for such meeting; provided that such period may be extended if, prior to such vote, the Corporation enters into an agreement (that is conditioned on the approval by the holders of not less than a majority of the outstanding Common Shares) with respect to a merger, recapitalization, share exchange, or a similar transaction involving the Corporation or the direct or indirect acquisition of more than fifty percent (50%) of the Corporation’s consolidated total assets (a “Definitive Acquisition Agreement”), until the time of the meeting at which the stockholders will be asked to vote on the Definitive Acquisition Agreement. If no person has become an Acquiring Person, the offer continues to be a Qualifying Offer and stockholders representing at least a majority of the Common Shares represented at the meeting at which a quorum is present vote in favor of redeeming the rights, then such Qualifying Offer shall be deemed exempt from the Agreement on the date that the vote results are certified. If no person has become an Acquiring Person and no special meeting is held by the date required, the rights will be redeemed at the close of business on the tenth (10th) business day following that date.

A Qualifying Offer, in summary terms, is an offer determined by a majority of the independent members of the Board of Directors of the Corporation to have the following characteristics, which are generally intended to preclude offers that are coercive, abusive, or highly contingent:

• is a fully financed all-cash tender offer for any and all of the outstanding Common Shares at the same per-share consideration;

• is an offer that has commenced within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is made by an offeror (including its affiliates or associates) that beneficially owns no more than five percent (5%) of the outstanding Common Shares as of the date of such commencement;

• is an offer not subject to any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence on us;

• is an offer pursuant to which the Corporation and its stockholders have received an irrevocable written commitment of the offeror that the offer will remain open for not less than one hundred and twenty (120) business days and, if a stockholder demand is duly delivered to the Board of Directors of the Corporation at least ten (10) business days after the date of the special meeting or, if no special meeting is held within the required period, at least ten (10) business days following the end of such period, subject to certain exceptions set forth in the Rights Agreement;

• is an offer pursuant to which the Corporation has received an irrevocable written commitment by the offeror that the offer, if it is otherwise to expire prior thereto, will be extended for at least fifteen (15) business days after any increase in the price offered, and after any bona fide alternative offer is commenced, subject to certain exceptions set forth in the Agreement;

• is an offer conditioned on a minimum of at least a majority of the outstanding Common Shares on a fully-diluted basis being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

• is an offer pursuant to which the Corporation and its stockholders have received an irrevocable written commitment of the offeror to consummate as promptly as practicable upon successful completion of the offer a second-step transaction whereby all Common Shares not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to any stockholders’ statutory appraisal rights; and

• is an offer pursuant to which the Corporation and its stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration, or otherwise change the terms of the offer in a way that is materially adverse to a tendering stockholder (other than extensions of the offer consistent with the terms thereof).

Amendments

The terms of the Rights may be amended by the Board of Directors of the Corporation without the consent of the holders of the Rights, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person or an affiliate or associate thereof).

Rights and Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effect

The Rights have certain anti-takeover effects.  The Rights may cause substantial dilution to a person or group that attempts to acquire the Corporation on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired.  The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Corporation prior to the occurrence of a person or group becoming an Acquiring Person, because until such time the Rights may generally be redeemed by the Corporation at $0.01 per Right.

Further Information

A copy of the Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated December 23, 2011.  A copy of the Agreement is available free of charge from the Corporation.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is hereby incorporated herein by reference.